EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into effective as of January 3, 2020 (the “Effective Date”), by and among Waitr Holdings Inc., a Delaware corporation (the “Company”), and Carl A. Grimstad (“Executive”).

WHEREAS, the Company wishes to employ Executive and Executive wishes to be employed by the Company; and

WHEREAS, the Company and Executive desire to enter into an agreement reflecting the terms of such employment, including the rights and obligations of each party hereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Term of Employment. Subject to the provisions for earlier termination provided in Section 7 hereof, the term of this Agreement shall commence on the Effective Date and shall continue for twenty-four months until termination on January 3, 2022 (the “Term”).

2. Executive’s Duties. During the Term, Executive shall serve as the Chief Executive Officer of the Company, reporting to the Board of Directors of the Company (the “Board”). In such position, Executive shall have such duties, authority, and responsibilities as shall be determined from time to time by the Board, which duties, authority, and responsibilities are consistent with Executive’s position (the “Services”). During the Term, Executive will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board.

3. Compensation.

(a) Base Salary. For services rendered by Executive under this Agreement, the Company shall pay to Executive a monthly base salary of $83,333 per month, subject to applicable withholding taxes, payable in accordance with the Company’s customary payroll practices as in effect from time to time (the “Monthly Compensation”).

(b) Bonus. In addition to the Monthly Compensation, if Executive performs the Services for the full twenty-four-month Term, the Company shall pay to Executive a bonus of $3,000,000 payable within 15 days after the end of the Term (the “Bonus” and together with the Monthly Compensation, the “Compensation”); provided, however, that in the event of termination by Executive for Good Reason (as defined herein) or termination by the Company other than for Misconduct (as defined herein), the Bonus shall be paid within 15 days of the Date of Termination (as defined in Section 7(f) herein).

(c) Acceleration of Compensation Upon Corporate Change. Upon the closing of a Corporate Change (as defined below) during the Term of this Agreement, the Company shall pay Executive (i) the lesser of (A) the balance of the Monthly Compensation through the Term and (B) eighteen (18) months of Monthly Compensation, plus (ii) the Bonus. For purposes of this Agreement, a “Corporate Change” shall occur if:

(i) the Company (A) shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) other than a merger or consolidation (1) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (2) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) is to be dissolved and liquidated, and, as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board;

(ii) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of 50% or more of the outstanding shares of the Company’s voting stock (based upon voting power), excluding any person, entity or group who acquires or gains such ownership or control directly from the Company; or

(iii) the Company sells all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires shareholder approval pursuant to applicable corporate law, other than a sale by the Company of all or substantially all of the assets of the Company to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(d) Stock Option Grant. Upon the Effective Date, pursuant to an option agreement in the form of Exhibit A attached hereto (the “Option Agreement”), the Company will grant Executive a Nonqualified Stock Option (the “Option”) under the Waitr Holdings Inc. 2018 Omnibus Incentive Plan (the “Plan”) exercisable for a number of shares of the common stock, par value $0.0001 per share, of the Company (“Common Stock”) equal to 12.5% of the issued and outstanding Common Stock upon the Effective Date. The exercise price of the Option shall be the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant, and the Option shall be exercisable, at Executive’s option, on a “net exercise” basis. The Option shall vest (any date on which the Option vests, in whole or in part, a “Vesting Date”) 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant (in each case, subject to this Agreement not having been previously terminated), and shall fully vest upon

(i) the consummation of a Corporate Change which occurs during the Term or (ii) the Date of Termination by Executive for Good Reason or by the Company for other than Misconduct, and shall expire five (5) years from the date of grant; provided, however, that the Option shall not be exercisable upon its vesting unless the stockholders of the Company shall have approved an amendment to the Plan to increase the number of shares of Common Stock available for awards under the Plan by an amount equal to at least the number of shares of Common Stock underlying the Option (the “Increase”); and provided, further, that if, on any date when Executive wishes to exercise a portion of the Option which has vested (an “Exercise Date”), the stockholders of the Company shall not have approved the Increase, the Company shall pay to Executive an amount in cash equal to (A) the number of shares for which the option has vested and for which Executive wishes to exercise the Option (the “Exercised Shares”) multiplied by (B) the excess, if any, of (1) the volume weighted average price of the Common Stock as reported by the primary stock exchange or market where the Common Stock is listed or quoted during the ten (10) trading day period ending on the trading day prior to such Exercise Date (or if not so listed or quoted, the fair market value of the Common Stock as determined in good faith by the Board) over (2) the exercise price of the Option, which amount shall be paid to Executive no later than fifteen (15) days following the applicable Exercise Date, and upon any such payment, the number of shares of Common Stock underlying the Option shall be reduced by the number of Exercised Shares.

4. Additional Benefits. In addition to the compensation provided for in Section 3 herein, Executive shall be entitled to the following:

(a) Expenses. The Company shall reimburse Executive for the reasonable and necessary business expenses incurred in the performance of his duties pursuant to this Agreement. It is understood that Executive is authorized to incur reasonable business expenses for travel (business class airfare), lodging, meals and business entertainment. Any expense greater than $100 shall require a receipt for reimbursement, any one expense greater than $2,500 must be pre-approved in writing by the Company and aggregate expenses in excess of $7,500 in any month (prorated for any short months during the Term) must be pre-approved in writing by the Company.

(b) Reimbursement of Attorneys’ Fees. The Company shall reimburse Executive for reasonable attorneys’ fees incurred in negotiating this Agreement in an amount of $20,000, and such reimbursement shall be paid by the Company within fifteen (15) days of its receipt of an invoice, to be delivered no more than thirty (30) days after the Effective Date.

5. Restrictive Covenants.

(a) Confidential Information. Executive, during the Term, may have access to and become familiar with confidential information, secrets and proprietary information concerning the business and affairs of the Company, its controlled subsidiaries and other controlled entities, including business strategies, pricing information, and other confidential and/or proprietary information (collectively, “Confidential Information”). Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of Executive’s improper or unauthorized disclosure of such information in violation of this Agreement. As to such Confidential Information, Executive agrees during the Term and following the termination of this Agreement, he will not, directly or indirectly, without the prior written consent of the Company (1) disclose or permit the disclosure of any such Confidential Information, or (2) use, reproduce or distribute, or make or permit any use, reproduction or distribution of, directly or indirectly, any such Confidential Information, except for any disclosure, use, reproduction or distribution that is required in the course of the Executive’s employment with the Company.

(b) Non-Competition. Throughout the Term of this Agreement and for a period of one (1) year (the “Restricted Period”) immediately following the termination of this Agreement, Executive shall not, directly or indirectly, in any geographical area in which the Company has engaged in its business at any time during the Term (the “Restricted Area”): (i) engage in, own, manage, operate, join, control, lend money or other assistance to, or participate in or be connected with, as an officer, director, executive, partner, shareholder, employee, manager, agent, or otherwise, any person that operates in the restaurant delivery services business (a “Competitor”) at any time during the Term (other than as a holder of less than two percent of the capital stock of any publicly traded corporation); or (ii) perform for or on behalf of any Competitor the same or substantially similar services Executive performed for the Company at any time during the Term. Executive hereby acknowledges and agrees that the restrictive period of time, geographic scope and scope of the restricted activity specified herein are reasonable and necessary in view of the nature of the business in which the Company is, or will be, engaged. If the scope of any stated restriction is too broad to permit enforcement of such restriction(s) to its full extent, then the parties agree that such restriction shall be enforced and/or modified to the maximum extent permitted by law.

(c) Intellectual Property Rights. Executive hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to all Work Product (as defined below). Executive agrees that all Work Product belongs in all instances to the Company. Executive will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or at the Company’s expense after the Term) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company (whether during or at the Company’s expense after the Term) in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Executive recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States.

For purposes of this Agreement, “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, trade dress, logos and all similar or related information (whether patentable or unpatentable) which relates to actual or anticipated business, operations, research and development of existing or future products or services of the Company and which are conceived, developed or made by Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) during the Term together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

(d) Non-Solicitation and Non-Interference. During the Term and for one (1) year immediately following the termination of this Agreement, Executive will not, and will cause his respective affiliates not to, directly or indirectly through or in association with any third party, (i) call on, solicit or service, engage or contract with or take any action which may interfere with, impair, subvert, disrupt or alter the relationship, contractual or otherwise, between the Company and any current customer, supplier, distributor, developer, service provider, licensor or licensee, or other material business relation of the Company, with whom Executive or any of his direct reports has done business or had material contact or engagement during the Term, (ii) solicit, induce, recruit or encourage any employees of or other consultants to the Company to terminate their relationship with the Company or take away or hire such employees or consultants, (iii) divert or take away the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished or sold by the Company) of any of the clients, customers or accounts of the Company, with whom Executive or any of his direct reports has done business or had material contact or engagement during the Term, or (iv) attempt to do any of the foregoing, either for Executive’s own purposes or for any other third party.

(e) Exit Obligations. Upon (x) any termination of Executive’s employment or (y) the Company’s request at any time during Executive’s employment, Executive shall (i) provide or return to the Company any and all Company property, including keys, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, information storage devices, and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of Executive, whether they were provided to Executive by the Company or any of its business associates or created by Executive in connection with his employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in Executive’s possession or control, including those stored on any non-Company devices, networks, storage locations, and media in Executive’s possession or control.

6. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Executive if Executive is or was a party or is threatened to be made a party to any threatened, pending or completed third party action or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that during the Term Executive is or was an employee of the Company (or any subsidiary of the Company), by reason of any action or inaction on the part of Executive while an employee of the Company during the Term, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Executive in connection with such action or proceeding, provided that such indemnity shall not apply to (i) any such expenses, judgments, fines or amounts paid in settlement caused by Executive’s fraud, gross negligence or willful misconduct or (ii) any claim by the Company against Executive as to Executive’s breach of Executive’s obligations under this Agreement.

(b) Proceedings by or in the Right of the Company. The Company shall indemnify Executive if Executive was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company (or any subsidiary of the Company) to procure a judgment in its favor by reason of the fact that Executive is or was an employee or agent of the Company (or any subsidiary of the Company), or by reason of the fact that Executive is or was serving at the request of the Company as an employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Executive in connection with the defense or settlement of such action or proceeding provided that such indemnity shall not apply to (i) any such action, proceeding or settlement caused by Executive’s fraud, gross negligence or willful misconduct or (ii) any claim by the Company against Executive as to Executive’s breach of Executive’s obligations under this Agreement.

(c) Advancement of Expenses. The Company shall advance all expenses incurred by Executive in connection with the investigation, defense, settlement, or appeal of any civil or criminal action or proceeding referenced in Section 6(a) or (b) hereof. The advances to be made hereunder shall be paid by the Company to Executive within twenty (20) days following delivery of a written request therefor by Executive to the Company.

(d) Notice/Cooperation by Executive. Executive shall, as a condition precedent to its right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Executive for which indemnification will or could be sought under this Agreement, provided, however, that a delay in giving such notice shall not deprive Executive of any right to be indemnified under this Agreement unless, and then only to the extent that, such delay is materially prejudicial to the defense of such claim. Notice to the Company shall be directed to the General Counsel of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Executive, in accordance with Section 11 hereof). In addition, Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within Executive’s power.

(e) Procedure. Any indemnification provided for in Section 6(a) or (b) shall be made no later than forty-five (45) days after receipt of the written request of Executive. If a claim under this Agreement is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Executive may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and Executive shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action.

(f) Selection of Counsel. In the event the Company shall be obligated under Section 6(c) hereof to pay the expenses of any proceeding against Executive, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Executive, which approval shall not be unreasonably withheld (it being understood and agreed that the fact that such counsel is representing the Company in such proceeding shall not be grounds for withholding approval except pursuant to clause (ii)(B) below), upon the delivery to Executive of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Executive under this Agreement for any fees of counsel subsequently incurred by Executive with respect to the same proceeding, provided that (i) Executive shall have the right employ its counsel in any such proceeding at Executive’s expense, and (ii) if (A) the employment of counsel by Executive has been previously authorized by the Company, which authorization has not been revoked, (B) Executive shall have reasonably concluded that there may be a conflict of interest between the Company and Executive in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then, in the case of (A), (B), or (C) above, the fees and expenses of Executive’s counsel shall be at the expense of the Company.

7. Termination. The Term may be terminated as set forth below:

(a) By Executive (other than for Good Reason). Executive may cease providing services to the Company at any time by providing thirty (30) days written notice to the Company in accordance with Section 11 hereof. In the event of such termination, this Agreement shall terminate on the Date of Termination and Executive shall not be entitled to further compensation pursuant to Section 3 of this Agreement other than payment for (i) any unpaid Monthly Compensation through the Date of Termination, (ii) any unpaid expenses incurred prior to the Date of Termination, subject to the Company’s expense reimbursement rules and policies as in effect from time to time, and (iii) any vested portion of the Option through the Date of Termination (the “Accrued Amounts”). Accrued Amounts, if any, shall be paid, and confirmed with respect to the Option via email to the email address on the signature page hereof, to Executive in no event later than fifteen (15) days following the Date of Termination.

(b) Reserved.

(c) By Company. The Company may terminate:

(i) in the event of Executive’s Misconduct upon written notice thereof delivered to Executive in accordance with Section 7(e) and Section 11 hereof, in which case the Company shall have no further compensation obligations pursuant to Section 3 of this Agreement other than for payment to Executive of the Accrued Amounts, if any, to be paid, and confirmed with respect to the Option via email to the email address on the signature page hereof, to the Executive within fifteen (15) days of the Date of Termination or as otherwise provided for herein;

(ii) at any time for any reason other than for Misconduct upon 10 days’ written notice to Executive, in which case the Company shall pay Executive (A) the lesser of (1) the balance of the Monthly Compensation through the Term and (2) eighteen (18) months of Monthly Compensation, (B) the Bonus, (C) the Option shall accelerate and be vested in full, and (D) Accrued Amounts, if any, all to be paid, and confirmed with respect to the Option via email to the email address on the signature page hereof, to Executive all within fifteen (15) days of the Date of Termination; or

(iii) subsequent to the closing of a Corporate Change, in which case the Company shall have no further compensation obligations pursuant to Section 3 of this Agreement other than for payment to Executive of the Accrued Amounts, if any, the amount due under Section 3(c) to be paid upon closing of the Corporate Change, and confirmation that the Option has vested in full as provided for in Section 3(d) via email to the email address on the signature page hereof.

As used herein, “Misconduct” means a material breach of any of Executive’s obligations under this Agreement without Company’s express written consent (including a breach of Section 5, but excluding Executive’s resignation for Good Reason), Executive’s willful misconduct or gross negligence in performing his duties under this Agreement, or conviction of (including a plea of guilty or nolo contendere) a felony or crime involving moral turpitude; provided, that the Company has provided a Notice of Termination to Executive of Company’s intention to terminate the Agreement for Misconduct, and Executive has failed to cure, to the extent curable, such circumstance within fifteen (15) days of receipt of the Notice of Termination given in respect thereof.

(d) Resignation for Good Reason. Executive shall be entitled to terminate the Term for Good Reason. If Executive terminates this Agreement for Good Reason, he shall be paid (i) the Accrued Amounts, if any, (ii) the lesser of (A) the balance of the Monthly Compensation through the Term and (B) eighteen (18) months of Monthly Compensation, to be paid within fifteen (15) days of the Date of Termination, (iii) the Bonus and (iv) receive confirmation that the Option has vested in full as set forth in Section 3(d) via email to the email address on the signature page hereof, all within fifteen (15) days following the Date of Termination;

As used herein, “Good Reason” means a material breach of any of the Company’s obligations under this Agreement without Executive’s express written consent; provided, that, Executive has provided a Notice of Termination to the Company of Executive’s intention to terminate the Agreement for Good Reason, and the Company has failed to cure, to the extent curable, such circumstance within fifteen (15) days of receipt of the Notice of Termination given in respect hereof.

(e) Notice of Termination. Any purported termination of the Term by the Company under Section 7(c) or by Executive under Section 7(d) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which, if by the Company under Section 7(c), shall set forth in reasonable detail the reason for such termination of this Agreement, or in the case of termination by Executive for under Section 7(d), said notice must specify in reasonable detail the basis for such termination. A Notice of Termination given by Executive pursuant to Section 7(d) shall be effective even if given after the receipt by Executive of a Notice of Termination by the Company pursuant to Section 7(c), and a Notice of Termination given by the Company pursuant to Section 7(c) shall be effective even if given after the receipt by the Company of a Notice of Termination by Executive pursuant to Section 7(d). Any purported termination for which a Notice of Termination is required which is not effected pursuant to this Section 7(e) shall not be effective.

(f) Date of Termination. “Date of Termination” shall mean the date specified in the Notice of Termination, provided that the Date of Termination shall be at least thirty (30) days following the date the Notice of Termination is given; provided, however, that in the case of Executive’s termination for Good Reason, Date of Termination shall mean the close of business on the last day on which the Company may cure any circumstance alleged by Executive to give rise to a Good Reason termination, or in the case of Company’s termination for Misconduct, Date of Termination shall mean the close of business on the last day on which Executive may cure any circumstance alleged by the Company to give rise to a Misconduct termination.

(g) Resignation of All Other Positions. Upon termination of Executive’s employment hereunder for any reason, Executive agrees to resign, effective on the date of such termination, from all positions that Executive holds as an officer or member of the Board (or a committee thereof) of the Company or any of its affiliates.

8. Code Section 409A.

(a) This Agreement is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed accordingly. The Company and Executive shall have the discretion and authority to amend this Agreement at any time to satisfy any requirements of Code Section 409A or guidance published thereunder; provided, however, any such amendment shall maintain the economic terms of this Agreement for Executive.

(b) The Company shall promptly reimburse Executive for eligible expenses under this Agreement that Executive incurs and properly reports to the Company in accordance with its expense reimbursement rules and policies. Notwithstanding anything herein to the contrary or otherwise, all reimbursements shall be made so as to be exempt from Section 409A of the Code and to the extent not exempt: (A) the amount of expenses eligible for reimbursement or in-kind benefits provided during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided in any other calendar year; (B) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred; and (C) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

9. Assignability. The obligations of Executive hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary organization or company of the Company, so long as the obligations of the Company under this Agreement remain the obligations of the Company.

10. Governing Law; Arbitration. This Agreement and any claim related directly or indirectly to this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of New York). If any dispute should arise between Executive and Company under this Agreement, all claims, disputes, controversies, differences or other matters in question arising out of this Agreement shall be resolved by binding arbitration in New York, New York, in accordance with the rules for expedited, documents only proceedings of the American Arbitration Association.

11. Notice. Unless otherwise provided herein, for the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given upon satisfaction of both (i) and (ii) set forth below: (i) via email to the email address on the signature page hereof and (ii) via mail when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address, directed to the attention of the Board with a copy to the Secretary of the Company, and to Executive at Executive’s residence address on the records of the Company or to such other address as any party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

12. Validity. Company acknowledges that this Agreement is a binding and valid obligation of the Company. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Successors; Binding Agreement.

(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company other than in connection with a Corporate Change to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used herein, the term “Company” shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 13 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

(b) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee or, if there be no such designee, to Executive’s estate.

14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and Company. No waiver by any party hereto at any time of any breach by another party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is an integration of the parties’ agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, except those which are set forth expressly in this Agreement.

15. Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

WAITR HOLDINGS INC.

By:	/s/ Chris Meaux
Name:	Chris Meaux
Title:	Chairman of the Board

CARL A. GRIMSTAD

/s/ Carl A. Grimstad
Carl A. Grimstad